KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone Schedules 2022 Second Quarter Financial Results Conference Call

KINGSTON, NY - July 6, 2022 - Kingstone Companies, Inc. (Nasdaq:KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, announced today that it will hold its 2022 Second Quarter 2022 financial results conference call for analysts and investors on Friday, August 12, 2022 at 8:30 a.m. Eastern Time. The earnings announcement is scheduled for release shortly after the stock markets close on Thursday, August 11th.

The details of the conference call and webcast are as follows:

Date: Friday, August 12, 2022
Time: 8:30 a.m. Eastern Time

Access by conference call:

Domestic callers: 877-407-3105
International callers: 201-493-6794

Access by webcast:

The call will be simultaneously webcast over the internet and can be accessed via the following link fifteen minutes prior to the call:

Kingstone Companies Second Quarter 2022 Financial Results Webcast

The webcast will be archived and accessible for approximately 30 days.

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut. Kingstone is also licensed in Pennsylvania, New Hampshire, and Maine.

INVESTOR RELATIONS CONTACT:

Amanda Goldstein
(516) 960-1319